Exhibit 5.1

Baker & McKenzie LLP
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Washington, DC
March 13, 2009
Northfield Laboratories Inc.
1560 Sherman Avenue
Suite 1000
Evanston, IL 60201-4800
Re:       Offering of Convertible Preferred Stock and Warrants
Ladies and Gentlemen:
We have acted as counsel to Northfield Laboratories Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of up to 5,404.652 shares of the Company’s 0% Series A Convertible Preferred Stock, par value $.01 per share (the “Preferred Stock”), and warrants (the “Warrants”) to purchase an aggregate of 5,404,652 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), pursuant to the Registration Statement on Form S-3 (Registration Number 333-137072) filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 1, 2006 (the “Registration Statement”).
The offering and sale of the Preferred Stock and Warrants is proposed to be made pursuant to that certain Securities Purchase Underwriting Agreement dated as of March 12, 2009 (the “Purchase Agreement”) executed by the Company and the purchaser named therein (the “Purchaser”). Unless otherwise defined herein, each capitalized term used herein that is defined in the Purchase Agreement has the meaning given such term in the Purchase Agreement.
In reaching the opinions set forth herein, we have reviewed copies of the Purchase Agreement, the Registration Statement, the Prospectus included in the Registration Statement as of its effective date (the “Base Prospectus”), the Prospectus Supplement filed by the Company with the Commission on March 13, 2009 (the “Prospectus Supplement”) and such other agreements, certificates of public officials and officers of the Company, records, documents and matters of law that we have deemed relevant. In such review, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.
Based upon and subject to the foregoing, we are of the opinion that:
     (i) the Preferred Stock has been duly authorized and, when issued to the Purchaser in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable;
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     (ii) the Warrants have been duly authorized and, when issued to the Purchaser in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject as to enforceability to laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally, general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), standards of commercial reasonableness and good faith and matters of public policy; and
     (iii) the Common Stock issuable upon the conversion of the Preferred Stock and the exercise of the Warrants has been duly authorized and reserved for issuance and, when issued to the holders of the Preferred Stock and Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.
The opinions expressed above is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.
This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.
We hereby consent to the use of our opinion as herein set forth as an exhibit to the Company’s Current Report on Form 8-K dated March 13, 2009, which is incorporated by reference into the Registration Statement, and to the use of our name under the caption “Legal Matters” in the Base Prospectus and the Prospectus Supplement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.
Very truly yours,
BAKER & MCKENZIE LLP
Northfield Laboratories Inc.
March 13, 2009